CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statement Nos. 333-134368 and 333,83636 on Post-Effective Amendment No. 1 to Form S-8 of Ophthalmic Imaging Systems and subsidiary of our report dated March 31, 2009 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Ophthalmic Imaging Systems and subsidiary for the year ended December 31, 2008.

Perry-Smith LLP

Sacramento, California
March 31, 2009